STOCKHOLDERS AGREEMENT

This STOCKHOLDERS AGREEMENT dated as of October 5, 2011 (this “Agreement”) is made and entered into by and between Wonder Auto Technology, Inc., a Nevada corporation (the “Company”) and Qingjie Zhao (the “Stockholder”).

WHEREAS, the Stockholder Beneficially Owns Nine Million One Hundred Sixty-Five Thousand Seventeen (9,165,017) shares of common stock, par value $0.0001 per share, of the Company (the “Common Stock”) representing approximately Twenty-Seven Percent (27%) of the outstanding Common Stock of the Company; and

WHEREAS, the Stockholder and the Company wish to provide for certain arrangements with respect to the voting of the shares Beneficially Owned by Stockholder.

NOW, THEREFOR, in consideration of the mutual covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the parties hereto agree as follows:

ARTICLE I
DEFINITIONS

Except as otherwise specifically indicated, the following terms have the following meanings for all purposes of this Agreement:

“Advance Notice Date” shall mean the last day on which stockholder nominations for consideration in the Election of Directors may be made under the Bylaws.

“Affiliate” means any Person that directly or indirectly through one or more intermediaries is Controlled by the Stockholder.

A Person shall be deemed to “Beneficially Own” (and thus have “Beneficial Ownership” of) all Voting Stock as to which such Person, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise has the power to vote or to direct the voting of such security.

“Board” means the Board of Directors of the Company, as constituted from time to time.

“Bylaws” means the bylaws of the Company as amended as contemplated by this Agreement, and as amended thereafter from time to time in accordance with the provisions thereof and applicable law.

“Commission” means the U.S. Securities and Exchange Commission.

“Controlled by” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of Voting Stock, by contract or otherwise.

“Directors” means the individuals serving from time to time on the Board.

“Director Nominees” shall mean the nominees for Director, other than the Stockholder Nominee, who are proposed for election to the Board and included on the proxy statement and proxy card of the Company for such election.

“Economic Interest” in a security means having or sharing the opportunity, directly or indirectly, to profit or share in any profit (or loss) derived from a transaction in the security, including through options, swaps or other derivative securities or synthetic arrangements.

“Election of Directors” shall mean any election of the Directors, whether held at a regular or special meeting of stockholders.

“Eligible Stockholder” means an Independent Stockholder of the Company, or a group of Independent Stockholders acting together, that, together with its or their Affiliates, has continuously Beneficially Owned and has held Economic Interest of not less than the Required Interest for at least one (1) year preceding the Advance Notice Date and through the date of the Election of Directors, and that complies with all applicable provisions of the Bylaws with respect to the nomination of Directors.

“Governmental or Regulatory Authority” means any court, tribunal, arbitrator, authority, agency, commission, official or other instrumentality of the United States, any foreign country or any domestic or foreign state, county, city or other political subdivision, or any stock exchange or market in which the Common Stock is listed or quoted, as applicable, for trading or traded.

“Independent Stockholders” means any holder of Voting Stock other than the Stockholder and its Affiliates or any Affiliate of the Company.

“Person” means any individual, corporation, partnership, unincorporated association or other entity.

“Required Interest” means three percent (3%) of the outstanding voting securities of the Company entitled to vote in the Election of Directors, based upon the number of outstanding voting securities of the Company most recently disclosed prior to the Advance Notice Date by the Company in a filing with the Commission.

“Stockholder Nominee” shall mean one (1) nominee for Director for whom the Stockholder may vote his shares separate from all requirements relating to voting for the Director Nominees.

“Voting Stock” means stock of any class or securities entitled to vote generally in any Election of Directors.

ARTICLE II
VOTING PROVISIONS

2.1               Proxy Access Bylaws.  Within five (5) business days following the effective date of this Agreement, the Board shall approve amendments to the bylaws of the Company, as currently in effect, to (i) effectuate the “proxy access” provisions set forth Sections 2.1 and 2.2 of this Article II, (ii) implement an advance notice bylaw provision reasonably acceptable to the Stockholder and the Board, (iii) provide that any Election of Directors shall occur only at a properly noticed meeting of stockholders and that the stockholders of the Company shall not have the power or authority to elect Directors by written consent of stockholders, and (iv) provide that any amendment to the Bylaws that alters in any substantive manner any of the provisions of the Bylaws contemplated by clauses (i) through (iii) above shall not be effective unless ratified by holders of not less than sixty-six and two-thirds percent (66-2/3%) of the Voting Stock outstanding as of the record date with respect to the annual or special stockholders meeting held for purposes of ratifying such proposed amendment to the Bylaws.

2.2 (a)               Nominee Inclusion in Company Proxy.  With respect to each stockholder meeting during the term of this Agreement at which an Election of Directors is to occur, the Company shall include in its proxy statement and on its proxy card, in addition to individuals nominated by the Board upon recommendation of the Nominating and Governance Committee of the Board, each of: (x) up to two (2) nominees for director proposed by the Stockholder (up to one (1) nominee for Director if the Nominating and Governance Committee of the Board recommends for nomination to the Board the Stockholder and provided the Stockholder is included on the Company’s proxy statement and on the Company’s proxy card), and (y) no more than two (2) nominees for Director proposed by each Eligible Stockholder, provided, however, that:  (A) in the case of Eligible Stockholder nominees, each such nominee shall meet the definition of “independent director” as set forth under the listing rules of The Nasdaq Stock Market or such other nationally recognized stock exchange on which the Company’s Common Stock is then listed, and (B) each nominee for Director shall have met all applicable notice requirements as to stockholder proposals as set forth in the Bylaws and under applicable law.

(b)   Any stockholder seeking to designate a nominee for Director to be included in the Company’s proxy statement and on the Company’s proxy card shall comply with all provisions of the Bylaws otherwise applicable to stockholder nominations and furnish to the Secretary of the Company, no later than the Advance Notice Date (i) the information set forth in the Bylaws with respect to nominees for Director, (ii) the written undertakings described below and (iii) any accompanying statement to be included in the Company’s proxy statement, which statement in order to be so included shall not exceed 500 words and must fully comply with Section 14 of the Exchange Act and the rules and regulations promulgated thereunder, including without limitation Rule 14a-9.

(c)   Any stockholder designating an individual for nomination as a Director in accordance with this Article shall execute and deliver to the Company no later than the Advance Notice Date an undertaking, in a form to be provided by the Secretary of the Company, that it will, and will cause its Affiliates to, (i) not sell or otherwise dispose of its Beneficial Ownership and Economic Interest of voting securities of the Company so as to reduce the Beneficial Ownership and Economic Interest held by such stockholder, together with its Affiliates, below the Required Interest on or prior to the date of the Election of Directors (and representing that they have no present intention of reducing, within one (1) year following the Election of Directors, their aggregate Beneficial Ownership and Economic Interest below the greater of (x) the Required Interest and (y) in the case of the Eligible Stockholders only, seventy-five percent (75%) of their aggregate Beneficial and Economic Interest as of the Advance Notice Date), (ii) comply with the provisions of the Company’s Articles of Incorporation and Bylaws and all laws and regulations relating to the accompanying statement submitted by the stockholder and any solicitation or communications with stockholders of the Company in connection with such nomination, (iii) indemnify the Company and its agents and representatives in respect of any and all liabilities that may arise out of the accompanying statement submitted by the stockholder or any solicitation or communications with stockholders of the Company by such stockholder, its Affiliates or their respective agents or representatives in connection with such nomination, including as a result of any violation of law or regulation by such stockholder, its Affiliates or their respective agents or representatives in connection therewith, (iv) not use any proxy card other than the Company’s proxy card in soliciting stockholders in connection with the matters to be voted on at the meeting at which the Election of Directors is held, and (v) file all solicitation materials used by it or on its behalf with the Securities and Exchange Commission under cover of Schedule 14A promulgated under the Exchange Act

(d)   Any stockholder designating individual for nomination as a Director in accordance with this Article shall also deliver to the Company no later than the Advance Notice Date a signed undertaking of the individual nominated as a Director agreeing that he or she will tender his or her resignation from the Board of Directors if (i) any of the information provided to the Company by the stockholder or the nominee pursuant to the Bylaws is determined to be inaccurate in any material respect, or (ii) the stockholder or any of its Affiliates shall breach their obligations under the undertakings described in the paragraph above in any material respect; provided, however, that in no event shall the fact that an Eligible Stockholder who has designated a nominee for Director (who is subsequently elected) has sold shares of Voting Stock resulting in such stockholder holding less than seventy-five percent (75%) of the Beneficial and Economic Interest such stockholder held as of the applicable Advance Notice Date (in the absence of facts indicating a breach of the representation as to such stockholder’s intention not to sell such shares and in the absence of any other breach), be deemed to require a resignation by such Director.

2.3           Stockholder Voting of Shares.  During the term of this Agreement, at any Election of Directors, except in the case of the Stockholder Nominee or as to any proposal other than the Election of Directors (as to whom or to which the Stockholder may vote its shares in any manner in its sole discretion), the Stockholder shall vote all shares of Voting Stock Beneficially Owned by the Stockholder (and shall use its best efforts to cause each of its Affiliates to vote all shares of Voting Stock Beneficially Owned by such Affiliates) for the Director Nominees in the same manner and percentage as all other Voting Stock not Beneficially Owned by the Stockholder or its Affiliates voted for such Director Nominees.  For the avoidance of doubt, and by way of example, as to a particular election of Directors, if (i) twenty-five percent (25%) of the Voting Stock present and voting but not held by the Stockholder or its Affiliates (the “Third Party Stock”) voted to approve Director candidate #1, (ii) thirty-five percent (35%) of the Third Party Stock voted to approve Director candidate #2, (iii) twenty-five percent (25%) of the Third Party Stock to approve Director candidate #3, and (iv) fifteen percent (15%) of the Third Party Stock to approve Director candidate #4, then the Stockholder would be obligated to vote as follows: (i) twenty-five percent (25%) of such shares to approve Director candidate #1, (ii) thirty-five percent (35%) of such shares to approve Director candidate #2,  (iii) twenty-five percent (25%) of such shares to approve Director candidate #3, and (iv) fifteen percent (15%) of such shares to approve Director candidate #4.  Notwithstanding any other provision of this Agreement to the contrary, (a) in no event shall any provision of this Agreement limit the Stockholder’s ability to vote Stockholder’s Voting Stock:  (x) for the Stockholder Nominee and (y) with respect to the Director Nominees in a manner so as to secure the Stockholder Nominee as one (1) of the Directors elected in such Election of Directors, which may include Stockholder not voting (and not using its best efforts to cause each of its Affiliates) to vote shares of Voting Stock as described in this Section 2.3 to the extent but only to the extent such voting of shares of Voting Stock as described in this Section 2.3 would result in the Stockholder Nominee not being elected to the Board in such Election of Directors and (b) in all events the Stockholder agrees that he shall use his best efforts (and cause Affiliates to use their best efforts) to be deemed present and voting for purposes of establishing a quorum as to any particular meeting during which one or more Directors are elected.

ARTICLE III
PROXY

3.1           Irrevocable Proxy.  Stockholder agrees that this Agreement is intended to be a “shareholders’ agreement” within the meaning of Section 78 of the Nevada Revised Statutes.  Stockholder hereby agrees that if for any reason Stockholder or his Affiliates fail to vote for the Director Nominees in any Election of Directors in accordance with the terms of this Agreement, the Board shall have all right, power and authority to vote the shares of the Stockholder in accordance with the terms of this Agreement and Stockholder hereby grants an irrevocable proxy, coupled with an interest, to the Company’s then current Chairman of the Board and to the Company’s then current Audit Committee Chairman to effect such vote in accordance with the terms of this Agreement.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDER

The Stockholder hereby represents and warrants as follows:

4.1               Authority. This Agreement has been duly and validly executed and delivered by the Stockholder and constitutes a legal, valid and binding obligation of the Stockholder enforceable against him in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

4.2               No Conflicting Voting Agreement or Proxy. Other than pursuant to this Agreement, Stockholder is not a party to any voting agreement, voting trust or similar arrangement with respect to the Voting Stock of the Company and has not granted to any other Person any proxy with respect to such Voting Stock of the Company.

4.3               Governmental Approvals and Filings. No consent, approval or action of, filing with or notice to any Governmental or Regulatory Authority on the part of the Stockholder is required in connection with the execution and delivery of this Agreement, other than a filing with the Commission under applicable requirements of the Securities Exchange Act of 1934.

ARTICLE V
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company hereby represents and warrants as follows:

5.1               Authority. This Agreement has been duly and validly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

5.2               No Conflicts. The execution and delivery by the Company of this Agreement do not, and the performance by the Company of its obligations under this Agreement and the consummation of the transactions contemplated hereby will not:

(a)   Conflict with or result in a violation or breach of any of the terms, conditions or provisions of the Articles of Incorporation or Bylaws;

(b)   Conflict with or result in a violation or breach of any term or provision of any law, statute, rule or regulation or any order, judgment or decree of any Governmental or Regulatory Authority applicable to the Company or any of its properties or asset; or

(c) (i)   Conflict with or result in a violation or breach of, (ii) constitute (with or without notice or lapse of time or both) a default under, (iii) require the Company to obtain any consent, approval or action of, make any filing with or give any notice to any Person as a result or under the terms of or (iv) result in the creation or imposition of any lien upon the Company or any of its properties or assets under, any contract, agreement, plan, permit or license to which the Company is a party.

5.3               Governmental Approvals and Filings. No consent, approval or action of, filing with or notice to any Governmental or Regulatory Authority on the part of the Company is required in connection with the execution and delivery of this Agreement, other than any filings with the Commission, which filings, if any, shall be made with the consultation of counsel to the Company.

ARTICLE VI
GENERAL PROVISIONS

6.1               Effective Date; Term. This Agreement shall terminate and be of no further force or effect on the earlier of: (i) the date that is the five (5)-year anniversary of the effective date of this Agreement and (ii) the date on which the Company’s Common Stock is no longer registered under the Securities Exchange Act of 1934.

6.2               Legends.  All shares of Voting Stock held by the Stockholder shall bear a legend noting that the shares represented by such certificate are subject to the terms of this Stockholders’ Agreement.  The Stockholder shall use all reasonable efforts to exchange all certificates not bearing a legend held by the Stockholder with respect to Voting Stock with the Company’s transfer agent within ten (10) days of the date of this Agreement for shares bearing such a legend.

6.3               Further Assurances.  Each party hereto agrees (i) to furnish upon request to each other party hereto such further information, (ii) to execute and deliver to each other party hereto such other documents, certificates, agreements and undertakings, and (iii) to do such other acts and things, all as another party hereto may reasonably request for the purpose of carrying out the intent of this Agreement and the transactions contemplated by this Agreement.  In the event that the Company receives official notice of delisting from the national securities exchange on which the Company’s Common Stock is then listed, the Company shall promptly (and in any event within ten (10) days after receipt of such notice) call a meeting of the Board at which the Stockholder shall be present in person to consider the implications of such delisting, and to evaluate the stockholder voting and other governance arrangements of the Company including, but not limited to, this Agreement.

6.4               Amendment and Waiver. This Agreement may be amended, supplemented or modified only by a written instrument duly executed by or on behalf of each party hereto. Any term or condition of this Agreement may be waived at any time by the party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the party waiving such term or condition. No waiver by any party of any term or condition of this Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of the same or any other term or condition of this Agreement on any future occasion. All remedies, either under this Agreement or by law or otherwise afforded, will be cumulative and not alternative.

6.5               Notices. All notices, requests and other communications hereunder must be in writing and will be deemed to have been duly given only if delivered (i) personally, (ii) by courier, or (iii) mailed (first class postage prepaid) to the parties at the following addresses or facsimile numbers:

If to the Stockholder, to:

Qingjie Zhao
[ADDRESS TO BE PROVIDED]

If to the Company, to:

Wonder Auto Technology, Inc.
No. 16 Yulu Street
Taihe District, Jinzhou City
Liaoning Province 121013
People’s Republic of China
Attn: Chairman of the Board of Directors and Chairman of the Audit Committee of the Board of Directors

All such notices, requests and other communications will (i) if delivered personally to the address as provided in this Section 6.5, be deemed given upon delivery, and (ii) if delivered by mail in the manner described above to the address as provided in this Section, be deemed given upon receipt (in each case regardless of whether such notice, request or other communication is received by any other person to whom a copy of such notice, request or other communication is to be delivered pursuant to this Section). Any party from time to time may change its address, facsimile number or other information for the purpose of notices to that party by giving notice specifying such change to the other parties hereto.

6.6               Entire Agreement. This Agreement supersedes all prior discussions and agreements among the parties hereto with respect to the subject matter hereof, and contains the sole and entire agreement among the parties hereto with respect to the subject matter hereof.

6.7               No Third Party Beneficiary. The terms and provisions of this Agreement are intended solely for the benefit of each party hereto, and it is not the intention of the parties to confer third-party beneficiary rights upon any other Person.

6.8               No Assignment; Binding Effect. Neither this Agreement nor any right, interest or obligation hereunder may be assigned by any parties hereto without the prior written consent of the other party hereto and any attempt to do so will be void. Subject to the preceding sentence, this Agreement is binding upon, inures to the benefit of and is enforceable by the parties hereto and their respective successors and assigns and legal representatives.

6.9               Specific Performance; Legal Fees. The parties acknowledge that money damages are not an adequate remedy for violations of any provision of this Agreement and that any party may, in such party’s sole discretion, apply to a court of competent jurisdiction for specific performance for injunctive or such other relief as such court may deem just and proper in order to enforce any such provision or prevent any violation hereof and, to the extent permitted by applicable law, each party waives any objection to the imposition of such relief.

6.10               Headings. The headings used in this Agreement have been inserted for convenience of reference only and do not define or limit the provisions hereof.

6.11               Invalid Provisions. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future law, and if the intended rights of any party hereto under this Agreement will not be forfeited in any material respect as a result thereof, (i) such provision will be fully severable, (ii) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof and (iii) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom.

6.12               Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada applicable to a contract executed and performed in such state, without giving effect to the conflicts of laws principles thereof.

6.13               Consent to Jurisdiction and Service of Process. Each party hereby irrevocably submits to the exclusive jurisdiction of the United States District Court for the District of  Nevada or any court of the State of Nevada in any action, suit or proceeding arising in connection with this Agreement, agrees that any such action, suit or proceeding shall be brought only in such court (and waives any objection based on forum non conveniens or any other objection to venue therein to the extent permitted by law), and agrees to delivery of service of process by any of the methods by which notices may be given pursuant to Section 6.5, with such service being deemed given as provided in such Section 6.5; provided, however, that such consent to jurisdiction is solely for the purpose referred to in this Section 6.13 and shall not be deemed to be a general submission to the jurisdiction of said courts or in the State of Nevada other than for such purpose. Nothing herein shall affect the right of any party to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against the other in any other jurisdiction.

6.14               Counterparts. This Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

6.15               Translations.  This Agreement may be prepared in English and Mandarin, provided, however, that in the event of any inconsistency between the Mandarin and English versions of this Agreement, the English version shall in all cases control.

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IN WITNESS WHEREOF, each party hereto has signed this Agreement, or caused this Agreement to be signed on its behalf, as of the date first above written.

Wonder Auto Technology, Inc.

By:
Name:	Larry Goldman
Title:	Audit Committee Chairman

Qingjie Zhao

By:
Name:
Title: